EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of John Hancock Exchange-Traded Funds Trust of our reports dated June 6, 2025, relating to the financial statements and financial highlights, of each of the funds listed in Appendix A (collectively, the “Funds”), which appear in John Hancock Exchange-Traded Funds Trust’s Certified Shareholder Report on Form N-CSR for the periods ended as indicated in Appendix A. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Policy Regarding Disclosure of Portfolio Holdings” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

August 22, 2025

Appendix A

Fund Name	Period
John Hancock Multifactor Developed International ETF	May 1, 2024 – April 30, 2025
John Hancock Multifactor Emerging Markets ETF	May 1, 2024 – April 30, 2025
John Hancock Multifactor Large Cap ETF	May 1, 2024 – April 30, 2025
John Hancock Multifactor Mid Cap ETF	May 1, 2024 – April 30, 2025
John Hancock Multifactor Small Cap ETF	May 1, 2024 – April 30, 2025
John Hancock Corporate Bond ETF	May 1, 2024 – April 30, 2025
John Hancock Dynamic Municipal Bond ETF	May 1, 2024 – April 30, 2025
John Hancock Mortgage-Backed Securities ETF	May 1, 2024 – April 30, 2025
John Hancock Preferred Income ETF	May 1, 2024 – April 30, 2025
John Hancock Disciplined Value International ETF	May 1, 2024 – April 30, 2025
John Hancock Fundamental All Cap Core ETF	May 1, 2024 – April 30, 2025
John Hancock International High Dividend ETF	May 1, 2024 – April 30, 2025
John Hancock U.S. High Dividend ETF	May 1, 2024 – April 30, 2025
John Hancock High Yield ETF	May 1, 2024 – April 30, 2025
John Hancock Core Bond ETF	December 17, 2024 – April 30, 2025
John Hancock Core Plus Bond ETF	December 17, 2024 – April 30, 2025